UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Shareholder Approval of Executive Officer Incentive Plan

On February 17, 2005, the Board of Directors adopted, subject to and effective upon shareholder approval, the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based compensation” under Section 162(m) of the Code. The shareholders of the Company approved the Incentive Plan at the Annual Meeting of Shareholders held on May 17, 2005.

The following description of the Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which was included as an appendix to our definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2005.

Administration. The Incentive Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee is composed of not less than two Directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code.

Eligibility. The Executive Compensation Committee will designate the executive officers of the Company eligible to participate in the Incentive Plan for each performance period. The executive officers of the Company are the Company’s Chief Executive Officer and such other executives of the Company as may be considered from time to time to be executive officers for purposes of the Securities Exchange Act of 1934. Except in cases of death, disability or retirement, or unless the Executive Compensation Committee otherwise determines, a participant must be an employee of the Company on the last day of a performance period to receive payment of an incentive award.

Section 162(m) Qualification. The Incentive Plan has been designed to qualify bonuses awarded under the Incentive Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. This qualification enables the Company to exclude compensation payable under the Incentive Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to the Company’s Chief Executive Officer and next four highest compensated executive officers to the extent compensation for a taxable year to any such individual exceeds $1,000,000. Under Section 162(m) of the Code, the material terms of a plan such as the Incentive Plan must be submitted to shareholders for approval prior to its effective date and every five years thereafter.

Performance Measures and Goals. Payment of an incentive award to a participant is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Executive Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of an award under the Incentive Plan. The performance goals applicable to a performance period must be established in writing by the Executive Compensation Committee for each participant no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Executive Compensation Committee and as applicable to Company and/or business unit performance: net income; earnings per share; net revenues; market share; gross profit; profit margin; cash flow; income before income taxes; expense ratios; return on assets; return on funds employed; return on equity; stock price; market capitalization; and total shareholder return; in each case as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company, and if so determined by the Executive Compensation Committee, adjusted to the extent permitted under Section 162(m) of the Code to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Incentive Plan and cumulative effects of changes in accounting principles. From among these, performance measures may vary from performance period to performance period and participant to participant.

Determination and Payment of Incentives. The incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The Executive Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Incentive Plan. Awards under the Incentive Plan will be made in cash, Common Stock, restricted stock, stock units or any combination thereof. Awards under the Incentive Plan paid in Common Stock, restricted stock or stock units shall be awarded from the authorized amounts available under the LandAmerica 2000 Stock Incentive Plan (the “Stock Incentive Plan”). The maximum incentive awardable under the Incentive Plan to any participant with respect to any fiscal year contained within a performance period is $2,000,000 in cash and 50,000 shares of Common Stock, prorated on a monthly basis for any partial fiscal year performance period.

Death, Disability or Retirement. The Incentive Plan provides that if a participant dies or his or her employment is terminated by reason of disability or retirement after an award has been granted but before it has been determined to be earned, the Company will pay to the participant or, in the case of death, to the participant’s designated beneficiary or estate, a prorated portion of the award that the Executive Compensation Committee determines would have been earned had the participant continued in employment.

Duration and Modification. The Incentive Plan is effective for the Company’s fiscal year ending December 31, 2005 and each of the next four succeeding fiscal years unless sooner terminated by the Executive Compensation Committee. For the fifth succeeding fiscal year, the Incentive Plan will remain in effect in accordance with its terms unless amended or terminated by the Executive Compensation Committee, but will be submitted for re-approval by the shareholders at the annual meeting held during such fiscal year. Payment of all awards under the Incentive Plan for such fifth fiscal year and all future fiscal years will be contingent upon such re-approval.

The Executive Compensation Committee may at any time amend or terminate the Incentive Plan. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that would adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the Incentive Plan without shareholder approval or otherwise be effective without shareholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

2005 Performance Period

On March 24, 2005, the Executive Compensation Committee established, subject to approval of the Incentive Plan by the shareholders of the Company, the performance measures and formulas for determining the incentive awards to be made under the Incentive Plan for the 2005 fiscal year performance period. Awards for the 2005 performance period will be made in cash and Company common stock. The amount of cash awarded will be based on a percentage of the Company’s pre-tax income for the 2005 fiscal year, adjusted to exclude extraordinary items and any settlement, penalty, restitution or similar cost paid by the Company with respect to reinsurance activities. The amount of

Company common stock awarded will be based on a percentage of the Company’s net revenues in excess of a specified amount. The Executive Compensation Committee reserved its right to reduce awards as permitted under the Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished pursuant to Item 1.01 above.

Exhibit No.	Description
10.1	LandAmerica Financial Group, Inc. Executive Officer Incentive Plan, incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed on April 7, 2005, File No. 1-13990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

Date: May 17, 2005	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	LandAmerica Financial Group, Inc. Executive Officer Incentive Plan, incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed on April 7, 2005, File No. 1-13990.